SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 8, 2004




                              BOOKS-A-MILLION, INC.
                              ---------------------
               (Exact name of registrant as specified in its charter)




   DELAWARE                 0-20664                       63-0798460
----------------         ------------                 ------------------
(State or other          (Commission                    (IRS Employer
jurisdiction  of          File Number)                Identification No.)
incorporation)

    402 Industrial Lane, Birmingham, Alabama                  35211
   ------------------------------------------               ---------
    (Address of principal executive offices)                (Zip Code)


    Registrant's telephone number, including area code:  (205) 942-3737

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits This exhibit is furnished pursuant to Item 12 and shall not be deemed to be "filed".

     Exhibit No.                                       Description
     -----------                                      -------------
      99.1                                 Press Release Dated January 8, 2004


Item 12.  Results of Operations and Financial Condition.


     On January 8, 2004, Books-A-Million, Inc. issued a press release announcing its sales results for the nine-weeks ended January 3, 2004. A copy of the press release is attached as Exhibit 99.1.

     The information in this Report, including the exhibit attached hereto, is furnished solely pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.




                                 SIGNATURES
                                 ----------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 8, 2004                          BOOKS-A-MILLION, INC.


                                              By:/s/ Richard S. Wallington
                                                     Richard S. Wallington
                                                     Chief Financial Officer




                                                             EXHIBIT INDEX


     Exhibit No.                                       Description

      99.1                                 Press Release Dated January 8, 2004



                                                                  Exhibit 99.1

                BOOKS-A-MILLION, INC. REPORTS HOLIDAY SALES RESULTS

     BIRMINGHAM, Ala. (January 8, 2004) - Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced that sales for the nine-week period ended January 3, 2004, totaled $111.4 million compared with $107.2 million during the same period in fiscal 2003, an increase of 4.0%. Comparable store sales for the period increased 3.7% compared with the same period of last year.

     For the first 11 months of fiscal 2004, sales increased 4.2% to $427.8 million from $410.4 million in the year-earlier period. Comparable store sales for the first 11 months of fiscal 2004 increased 2.9%. The Company expects to release fourth quarter and full-year results on March 17, 2004.

     Commenting on the results, Clyde B. Anderson, Chairman and Chief Executive Officer, said, "We are pleased with our results this holiday season. The strong lineup of books enabled us to achieve our sales objectives without the costly promotions required in recent years. Among the season's sales leaders were The Da Vinci Code, The Five People You Meet In Heaven, The Purpose Driven Life and Jimmy Carter's Hornets Nest. Movie tie-in titles and the diet and health categories also performed well.

     "In addition," Anderson continued, "I am pleased to announce that Sandra B. Cochran has been named Chief Executive Officer of the Company, in addition to her responsibilities as President, effective February 1, 2004. Sandy has been my valued friend and trusted partner for many years. She has provided extraordinary leadership since joining Books-A-Million in 1992. First as our Chief Financial Officer and then as our President, she has demonstrated her readiness to help guide our Company to continued growth and success. I will continue as Chairman of the Board and I look forward to working with Sandy on a daily basis. Together we will strive to build on this year's solid results and to add value for both our shareholders and our associates."

     Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 204 stores in 18 states and the District of Columbia. The Company operates three distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands. The Company's wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama. NetCentral, Inc., an Internet development and service Company is located in Nashville, Tennessee.

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.